Exhibit 1.1

Portfolio Recovery Associates, Inc.
1,700,000 Shares Common Stock1

UNDERWRITING AGREEMENT

November [__], 2004

William Blair & Company, L.L.C.
Piper Jaffray & Co.
America’s Growth Capital, LLC
     c/o William Blair & Company, L.L.C.
     222 West Adams Street
     Chicago, Illinois 60606

Ladies and Gentlemen:

          SECTION 1. Introductory. Portfolio Recovery Associates, Inc., a Delaware corporation (“Company”), has an authorized capital stock consisting of 2,000,000 shares of preferred stock, $0.01 par value, of which no shares were outstanding as of the date hereof and 30,000,000 shares of common stock, $0.01 par value (“Common Stock”), of which [          ] shares will be outstanding immediately prior to the closing of the offering of shares contemplated by this Agreement. Certain stockholders of the Company (collectively referred to as the “Selling Stockholders” and named in Schedule B) propose to sell in the aggregate 1,700,000 shares (the “Firm Shares”) of the Company’s issued and outstanding Common Stock to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined (“Underwriters”), who are acting severally and not jointly. In addition, the Selling Stockholders propose to grant to the Underwriters an option to purchase in aggregate up to 255,000 additional shares of Common Stock (“Option Shares”) as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.” William Blair & Company, L.L.C. has the authority, subject to the terms and conditions contained herein, to act on behalf of the several Underwriters hereunder.

     You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and the Underwriters shall enter into an agreement substantially in the form of Exhibit A

[1]Plus an option to acquire up to 255,000 additional shares to cover overallotments.

hereto (“Pricing Agreement”). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company and each of the Selling Stockholders hereby confirm their agreements with the Underwriters as follows:

          SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters and the Selling Stockholders that:

       (a) A registration statement on Form S-3 (File No. 333-120149) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission (“Commission”) by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act;” unless indicated to the contrary, all references herein to specific rules are rules promulgated under the 1933 Act, including, without limitation, Regulation G); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. There have been or will promptly be delivered to you a signed copy of such registration statement and amendments, together with a copy of all documents incorporated by reference therein, a copy of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters. For purposes of this Agreement, delivery or furnishing of certain documents may take the form of access to such documents as filed with the Commission using EDGAR and available on the Commission’s website at www.sec.gov.

           Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434, and including any exhibits incorporated by reference therein), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statement,” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule&nbps;434 of the 1933 Act, all references to “Prospectus” shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act (“Rule 434 Prospectus”). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus”, as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the “Exchange Act.” Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any filings made pursuant to the Exchange Act incorporated by reference therein pursuant to Form S-3 under the 1933 Act (“Incorporated Documents”), as of the date of such preliminary prospectus or Prospectus, as the case may be. Any document filed by the Company under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus and incorporated by reference in the Prospectus shall be deemed to be included in the Registration Statement and the Prospectus as of the date of such filing. The Incorporated Documents and any other document filed by the Company under the Exchange Act prior to the date hereof or during the offering period, when they were or are filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act and none of such documents contained or will contain, as of the date such document was or is filed with the Commission, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the

Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof or the Selling Stockholders expressly for use in the preparation thereof.

       (c) The Company and its subsidiaries have been duly incorporated or formed and are validly existing as corporations or limited liability companies in good standing under the laws of their respective places of incorporation or formation, as the case may be, with requisite power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations or limited liability companies under the laws of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

       (d) The Company owns directly or indirectly 100 percent of the issued and outstanding limited liability company interests of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests, except as described in the Prospectus and the Registration Statement, including the exhibits thereto, and all of such limited liability company interests have been duly authorized and validly issued and are fully paid and nonassessable.

       (e) The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

       (f) The Shares to be sold by the Selling Stockholders have been duly authorized, are validly issued, fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

       (g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company’s charter or bylaws and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound, except for such violations, breaches or defaults which would not have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. (“NASD”). This Agreement has been duly executed and delivered by the Company.

       (h) The accountants who have expressed their opinions with respect to certain of the financial statements included or incorporated by reference in the Registration Statement are independent accountants as required by the 1933 Act and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

       (i) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated statements of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus. The financial information set forth in the Prospectus under “Certain Selected Consolidated Financial Data” presents fairly, on the basis stated in the Prospectus, the information set forth therein.

           The pro forma information included in the Prospectus presents fairly the information shown therein, has been prepared in accordance with generally accepted accounting principles and the Commission’s rules and guidelines with respect to pro forma information, has been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

       (j) Neither the Company nor any subsidiary is in violation of its organizational documents or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for violations or defaults which neither singly nor in the aggregate would have a Material Adverse Effect.

       (k) There are no material legal or governmental proceedings pending, or to the Company’s knowledge, threatened to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters, in each case, which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

       (l) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock.

       (m) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

       (n) The Company has not taken and will not take during the offering period (including any time after the effective date of the Registration Statement during which the Underwriters are deemed to be making a public offering), directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

       (o) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

       (p) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

       (q) The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”) material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.

       (r) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect.

       (s) All offers and sales of the Company’s capital stock or membership interests of its subsidiaries prior to the date hereof were either (1) made pursuant to a registration statement filed by the Company with the Commission under the 1933 Act or (2) at all relevant times exempt from the registration requirements of the 1933 Act and, in each case, were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

       (t) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to have a Material Adverse Effect.

       (u) A registration statement pursuant to Section 12(g) of the Exchange Act to register the Common Stock thereunder has been declared effective by the Commission pursuant to the Exchange Act, and the Common Stock is duly registered thereunder. The Common Stock is listed on the Nasdaq National Market and the Shares are duly approved for trading thereon.

       (v) The Company is not, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”).

       (w) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act, except where the failure to be in compliance would not have a Material Adverse Effect.

       (x) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures included or incorporated by reference in the Registration Statement and Prospectus.

       (y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          SECTION 3. Representations, Warranties and Covenants of the Selling Stockholders.

       (a) Each Selling Stockholder severally, and not jointly, represents and warrants to, and agrees with, the Company and the Underwriters that:

       (i) Such Selling Stockholder (1) has valid marketable title to the Shares proposed to be sold by such Selling Stockholder hereunder, (2) on the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, will have, valid marketable title to the Shares proposed to be sold by such Selling Stockholder hereunder on such date and (3) has full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights. Upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.

       (ii) Such Selling Stockholder has not taken and will not take during the offering period (including any time after the effective date of the Registration Statement during which the Underwriters are deemed to be making a public offering), directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

       (iii) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Pricing Agreement will not contravene any provision of applicable law, or any material agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the Pricing Agreement, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the NASD.

       (iv) Each preliminary prospectus, solely with respect to information relating to such Selling Stockholder (it being understood such information does not include information relating to the operations of the Company) provided by such Selling Stockholder for inclusion therein as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and the Registration Statement at the time of effectiveness, and at all times subsequent thereto, until the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, solely with respect to information relating to such Selling Stockholder (it being understood such information does not include information relating to the operations of the Company) provided by such Selling Stockholder for inclusion therein, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

       (v) Such Selling Stockholder agrees with the Company and the Underwriters not to (and to use its reasonable best efforts to cause its affiliates (including any equity holders thereof, if applicable) not to), directly or indirectly (i) offer, sell (including “short” selling), assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock or securities convertible or exchangeable into, or exercisable for, Common Stock held of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or (ii) enter any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock, in each case for a period of 90 days after this Agreement becomes effective without the prior written consent of the William Blair & Company, L.L.C.

     In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

          SECTION 4. Representations and Warranties of the Underwriters. The Underwriters represent and warrant to the Company and the Selling Stockholders that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) in all paragraphs under “Underwriting” in the Prospectus, except (i) paragraph 6 (expenses), (ii) paragraph 12 (NASD affiliation of Selling Stockholder) (other than the last sentence thereof) and (iii) paragraph 13 (listing on Nasdaq), was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

          SECTION 5. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the respective number of Firm Shares set forth opposite the names of the Selling Stockholders in Schedule B hereto at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to each Selling Stockholder shall be to purchase from such Selling Stockholder the number of full shares which (as nearly as practicable, as determined by you) bears to the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule B hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The public offering price and the purchase price shall be set forth in the Pricing Agreement.

     At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company, the Selling Stockholders will deliver to you at the offices of counsel for the Company or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company. Such time of delivery and payment is herein referred to as the “First Closing Date.” The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date, and will be made available in New York City at the Company’s expense for checking and packaging in New York City by the Underwriters at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 255,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the Prospectus upon notice by you to the Company and the Selling Stockholders setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date,” shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased from each Selling Stockholder shall be as set forth on Schedule B hereto. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Selling Stockholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company’s expense for checking and packaging in New York City at 10:00 A.M., Chicago Time, on the business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

     You have advised the Company and the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and receipt therefor. William Blair & Company, L.L.C. may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

          SECTION 6. Covenants of the Company. The Company covenants and agrees that:

       (a) The Company will advise you and the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

       (b) The Company will give you and the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

       (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

       (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

       (e) Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

       (f) Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date after the date hereof and prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

       (g) Not later than March 1, 2006 the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

       (h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus, the Incorporated Documents and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

       (i) The Company and Selling Stockholders will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

       (j) During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; and (ii) as soon as available, of each report of the Company mailed to stockholders.

       (k) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

       (l) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market.

       (m) The Company agrees not to, directly or indirectly, (i) offer, sell (including “short” selling), assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock or securities convertible or exchangeable into, or exercisable for, Common Stock held of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act); or (ii) enter any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (except, in each case, Common Stock issued pursuant to currently outstanding options, warrants or convertible securities and except for options to be granted under the Amended and Restated 2002 Stock Option Plan and 2004 Restricted Stock Plan in the ordinary course or as disclosed in the Prospectus) for a period of 90 days after this Agreement becomes effective without the prior written consent of William Blair & Company, L.L.C. The Company has obtained similar agreements from each of its executive officers and directors.

       (n) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

       (o) The Company and its subsidiaries will maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (p) The Company and its subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

          SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company’s obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all Incorporated Documents, exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the Blue Sky Memorandum, (ii) all costs, fees and expenses (including legal fees, not to exceed $15,000, and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

     The provisions of this Section shall not affect any agreement which the Company and the Selling Stockholders may make for the allocation or sharing of such expenses and costs.

          SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

       (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Underwriters of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

       (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Underwriters.

       (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

       (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

       (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries not disclosed in the Registration Statement, whether or not arising in the ordinary course of business, which, in the judgment of the Underwriters, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

       (f) There shall have been furnished to you on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

          (i) Opinions of Swidler Berlin Shereff Friedman, LLP, special counsel for the Company and for the Selling Stockholders, and the General Counsel of the Company, in each case addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the collective effect that:

           (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the

Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole;

           (2) an opinion to the same general effect as clause (1) of this subparagraph (i) in respect of each subsidiary of the Company named in Schedule C hereto (each a “Subsidiary”);

           (3) based solely on a review of the minute books, operating agreements and equity records of each Subsidiary, all of the issued and outstanding limited liability company interests of each Subsidiary has been duly authorized, validly issued and is fully paid and nonassessable, and the Company owns directly or indirectly one hundred percent (100%) of the outstanding limited liability company interests of each Subsidiary, and to the best knowledge of such counsel, such interests are owned free and clear of any claims, liens, encumbrances or security interests;

           (4) the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to stock options or other rights referred to in the Prospectus), conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus;

           (5) the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable;

           (6) the certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company’s transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

           (7) to the best knowledge of such counsel, the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus, and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act, and the Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) and the Prospectus, and the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective or issue dates, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; the statements in the Registration Statement and the Prospectus summarizing statutes, rules and regulations are accurate and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

           (8) the statements under the captions “Certain Relationships and Related Transactions” and “Description of Capital Stock” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;

           (9) the execution, delivery and performance by the Company of this Agreement and the Pricing Agreement and the performance of the Company’s obligations hereunder and thereunder have been duly authorized by all necessary corporate action of the Company and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the consummation by the Company of any transactions contemplated hereby (other than under the 1933 Act) (or under applicable blue sky laws and the rules of the NASD, as to which such counsel need express no opinion) (such opinion may assume that Illinois Law is the same as New York Law for this purpose);

           (10) the execution and performance of this Agreement and the Pricing Agreement will not contravene any of the provisions of, or result in a default under, any agreement set forth, or known to such counsel and required to be set forth, as an exhibit to the Registration Statement; or violate any of the provisions of the organizational documents of the Company or any of its subsidiaries or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company or any of its subsidiaries, except such contraventions or defaults which would not have a Material Adverse Effect;

           (11) to the best knowledge of such counsel, all filings incorporated by reference in the Prospectus (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

           (12) to such counsel’s knowledge, this Agreement and the Pricing Agreement have been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders, and the performance of this Agreement and the Pricing Agreement and the consummation of the transactions herein contemplated by each of the Selling Stockholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute known to such counsel and applicable to transactions of the type contemplated by this agreement or agreement set forth, or known to such counsel and required to be set forth, as an exhibit to the Registration Statement; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Pricing Agreement in connection with the sale of Shares to be sold by the Selling Stockholders hereunder

(other than under the 1933 Act, applicable blue sky laws and the rules of the NASD, as to which such counsel need express no opinion) (such opinion may assume that Illinois Law is the same as New York Law for this purpose);

           (13) to such counsel’s knowledge, each of the Selling Stockholders has full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares to be sold on the First Closing Date or the Second Closing Date, as the case may be, by such Selling Stockholder hereunder and good and marketable title to such Shares so sold, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights whatsoever, has been transferred to the Underwriters (who counsel may assume to be bona fide purchasers) who have purchased such Shares hereunder; and

           (14) this Agreement and the Pricing Agreement are legal, valid and binding agreements of each of the Selling Stockholders except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities for liabilities arising under the 1933 Act, as to which no opinion need be expressed.

           (15) the Company is not an “investment company” or a person “controlled by” an “investment company” within the meaning of the Investment Company Act.

                    In rendering such opinion, such counsel may rely and state that they are relying upon the certificate of Continental Stock Transfer and Trust Company, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinions under clauses (7) and (11) above relate to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company’s representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of the Selling Stockholders and of officers of the Company and of state officials including, but not limited to, certificates relating to the opinion of such counsel under clause (1) above relating to the due qualification and good standing of the Company, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Underwriters in other form.

                    Such counsel’s opinion shall be limited to matters governed by federal securities laws and by the General Corporation Law of the State of Delaware and any opinion rendered by such counsel with respect to the enforcement of this Agreement or the Pricing Agreement shall assume that the laws of the State of Illinois are the same as the laws of the State of New York. For purposes of such opinions, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company shall have received a copy of such proceedings, order, stop order or action. For purposes of such opinion, no proceedings shall be deemed to be threatened unless the potential litigant or government authority has manifested in writing to the directors or management of the Company, or to counsel thereof, a present intention to initiate such litigation or proceedings. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist as of the date of such opinion, In rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial action or otherwise. Such counsel may make certain customary assumptions relating to parties other than the Company.

                    In addition, in lieu of an opinion with respect to the fourth clause of paragraph (7) and the second clause of paragraph (11) above, such counsel may confirm in writing that in connection with the preparation of the Registration Statement, they have participated in conferences with officers, employees and other representatives of the Company, independent accountants of the Company, the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement, Prospectus and all documents incorporated therein were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Prospectus or any documents incorporated by reference therein, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers, employees and other representatives of the Company), such counsel have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the

case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, or that any of such documents incorporated by reference, as of their respective dates of filing with the Commission, did not comply as to form in all material respects with the requirements of the Exchange Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data and schedules included in the Registration Statement, Prospectus or documents incorporated by reference or the information from the Underwriters in the Prospectus as described in Section).

                    In addition, such counsel shall confirm in writing that, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and need not make any independent check or verification thereof, during the course of such participation (relying as to materiality to a large extent upon the Selling Stockholder Questionnaire completed by the Selling Stockholders, the statements of officers and other representatives of the Company), no facts have come to such counsel’s attention that causes such counsel to believe either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) at the time it became effective, insofar as it relates to the Selling Stockholders, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus, as amended or supplemented, if applicable, as of its date and as of the First Closing Date or the Second Closing Date, as the case may be, insofar as it relates to the Selling Stockholders, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) Such opinion or opinions of Sidley Austin Brown & Wood LLP, counsel for the Underwriters (“SABW”), dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

          (iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

           (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

           (2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

           (3) subsequent to the date of the most recent financial statements included in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, (A) none of the Company and its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (B) there has not been any material adverse change in the condition (financial or otherwise), business, assets or operations of the Company and its subsidiaries, taken as a whole, or any change in the capital stock or any material change in their short-term debt or long-term debt.

                    The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2) and (3) of this subparagraph to be set forth in said certificate.

          (iv) A certificate of each of the Selling Stockholders dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Stockholder set forth in Section 3 of this Agreement are true and correct as of such date and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

          (v) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as the Underwriters, from PricewaterhouseCoopers LLP, independent registered accounting firm, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect that:

           (1) They are an independent registered accounting firm with respect to the Company within the meaning of the 1933 Act;

           (2) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act;

           (3) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                    (A) Reading the minutes of meetings of the stockholders and the Board of Directors of the Company and its consolidated subsidiaries since December 31, 2003 as set forth in the minute books through a specified date not more than five business days prior to the date of            delivery of such letter;

                    (B) Performing the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited condensed interim financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and reading the unaudited interim financial data for the period from the date of the latest balance sheet included in the Registration Statement to the date of the latest available interim financial data; and

                    (C) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                              (I) the unaudited condensed interim financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act;

                              (II) any material modifications should be made to the unaudited condensed interim financial statements, included in the Registration Statement, for them to be in conformity with generally accepted accounting principles;

                              (III) (a) at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of such letter, there was any change in the capital stock, increase in long-term debt or total debt or any decreases in consolidated net total assets or stockholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the latest statement of financial position included in the Registration Statement or (b) for the period from the date of the latest statement of operations included in the Registration Statement to the date of the latest available financial data and for the period from the date of the latest income statement included in the Registration Statement to a specified date not more than five business days prior to delivery of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenue or in the total or per-share amounts of net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific changes, increases or decreases.

           (4) The letter shall also state that they have performed such other procedures as you (the underwriter) may request and they (PricewaterhouseCoopers LLP) are willing to perform and report upon in such form reasonably satisfactory to SABW, counsel to the Underwriters.

There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (vi) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, verifying the truth and accuracy of the specific statistical or financial figures included in the Prospectus which has not been otherwise verified by the letters referred to in clause (v) above, such verification to include the provision of documentary evidence supporting any such statistical or financial figure.

          (vii) Such further certificates and documents as you may reasonably request.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sidley Austin Brown & Wood LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

     If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

          SECTION 9. Reimbursement of Underwriters’ Expenses. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or any of the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel not to exceed $15,000) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

          SECTION 10. Effectiveness of Registration Statement. You, the Company and the Selling Stockholders will use your, its and their reasonable best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

          SECTION 11. Indemnification. (a) The Company agrees to indemnify and hold harmless, and each Selling Stockholder severally (based upon the percentage that the number of Shares sold hereunder by such Selling Stockholder bears to the total number of Shares sold hereunder by all Selling Stockholders) and not jointly agrees to indemnify and hold harmless, each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or the Selling Stockholders), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any of the Selling Stockholders will be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information with respect to which the Underwriters have made representations and warranties in Section 4 of this Agreement; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act; and, further provided, that the Selling Stockholders will not be liable in any such case in respect of any such losses, claims, damages, liabilities or expenses unless the Underwriter or controlling person seeking indemnification from the Selling Stockholders hereunder shall contemporaneously seek indemnification from the Company in respect thereof (except that the foregoing condition precedent requiring the Underwriter or a controlling person to so seek indemnification from the Company shall not be applicable if the Underwriter or controlling person has previously sought indemnification from the Company with respect to such matters or if the Underwriter or controlling person is prohibited from being indemnified by the Company (or from seeking such indemnification) by the effect of any order, decree, stay, injunction, statute, legal process or other matter of law). In addition to their other obligations under this Section 11(a), the Company and the Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s and/or the Selling Stockholders’ obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

                    Without limiting the full extent of the Company’s agreement to indemnify the Underwriters, as herein provided, each Selling Stockholder shall be liable under the indemnity agreements contained in paragraph (a) of this Section only for an amount not exceeding the proceeds received by such Selling Stockholder from the sale of Shares hereunder.

     (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers, and each of the Selling Stockholders and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the information with respect to which the Underwriters have made representations and warranties in Section 4 of this Agreement; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters (or the Company if none of the indemnified parties is an Underwriter) in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

     (d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Stockholders, as the total price paid to the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Selling Stockholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

     (e) The provisions of this Section shall survive any termination of this Agreement.

          SECTION 12. Default of Underwriters. It shall be a condition to the agreement and obligation of the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the nondefaulting Underwriters may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the nondefaulting Underwriters and the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the nondefaulting Underwriters or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          SECTION 13. Effective Date. This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling Stockholders or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

          SECTION 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

       (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholders.

       (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in any securities of the Company shall have been suspended or materially limited by the Commission or the Nasdaq National Market or trading generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established or maximum ranges for prices shall have been required on such exchange or market, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, or (iii) there shall have been any adverse change in financial markets or in political, economic or financial conditions which, in the opinion of the Underwriters, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak or escalation of major armed hostilities between the United States and any foreign power or terrorist organization or other calamity or crisis or change or development involving a prospective change in political, economic or financial conditions which in the opinion of the Underwriters makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company (except to the extent provided in Section 11 hereof) or the Selling Stockholders or on the part of the Company to any Underwriter or the Selling Stockholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

          SECTION 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, or the Selling Stockholders as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

          SECTION 16. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Jon A. Ballis c/o Sidley Austin Brown & Wood LLP, Bank One Plaza, Chicago, Illinois 60603; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Adam M. Fox, Esq. c/o Swidler Berlin Shereff Friedman, LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174; if sent to any of the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to David Roberts and Steve Fredrickson at such addresses as they have previously furnished to the Company and the Underwriters, with a copy to Adam M. Fox, Esq. c/o Swidler Berlin Shereff Friedman, LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174.

          SECTION 17. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

          SECTION 18. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

          SECTION 19. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, each of the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

Portfolio Recovery Associates, Inc.

By: ________________________________
       Steven D. Fredrickson
       President and Chief Executive Officer

PRA INVESTMENTS, L.L.C.

BY: AG FUNDS, L.P.,
        ITS MANAGING MEMBER
BY: AG FUNDS GP, L.P.,
        ITS GENERAL PARTNER
BY: JM FUNDS LLC,
        ITS GENERAL PARTNER

By: ________________________________
       Michael L. Gordon
       Managing Member

AG FUNDS, L.P.
BY: AG FUNDS GP, L.P.,
        ITS GENERAL PARTNER
BY: JM FUNDS LLC,
        ITS GENERAL PARTNER

By: ________________________________
       Michael L. Gordon
       Managing Member

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

BY WILLIAM BLAIR & COMPANY, L.L.C.

By: ________________________________

SCHEDULE A

Number of
Firm Shares
Underwriter	to be Purchased
William Blair & Company, L.L.C.
Piper Jaffray & Co.
America’s Growth Capital, LLC

TOTAL	1,700,000

SCHEDULE B

	Number of	Number of
	Firm Shares	Option Shares
	to be Sold	to be Sold
PRA Investments, L.L.C.
AG Funds, L.P.

TOTAL	1,700,000	255,000

SCHEDULE C

Subsidiaries

Portfolio Recovery Associates, L.L.C.

PRA Holding I, LLC

PRA Location Services, LLC

PRA Receivables Management, LLC

Thomas West Associates, LLC

EXHIBIT A

PORTFOLIO RECOVERY ASSOCIATES, INC.

1,700,000 Shares Common Stock2

PRICING AGREEMENT

November [ ], 2004

William Blair & Company, L.L.C.
Piper Jaffray & Co.
America’s Growth Capital, LLC
     c/o William Blair & Company, L.L.C.
     222 West Adams Street
     Chicago, Illinois 60606

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated November [ ], 2004 (the “Underwriting Agreement”) relating to the sale by the Selling Stockholders and the purchase by William Blair & Company, L.L.C., Piper Jaffray & Co. and America’s Growth Capital, LLC, as the Underwriters (the “Underwriters”), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

     Pursuant to Section 5 of the Underwriting Agreement, the Company and the Selling Stockholders agree with the Underwriters as follows:

     1. The public offering price per share for the Shares shall be $[     ].

     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $[     ], being an amount equal to the public offering price set forth above less $[     ] per share.

[2]Plus an option to acquire up to 255,000 additional shares to cover overallotments.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, each of the Selling Stockholders and the several Underwriters, including you, all in accordance with its terms.

Very truly yours,

PORTFOLIO RECOVERY ASSOCIATES, INC.

By: ________________________________
       Steven D. Fredrickson
       President and Chief Executive Officer

PRA INVESTMENTS, L.L.C.
BY: AG FUNDS, L.P.,
        ITS MANAGING MEMBER
BY: AG FUNDS GP, L.P.,
        ITS GENERAL PARTNER
BY: JM FUNDS LLC,
        ITS GENERAL PARTNER

By: ________________________________
       Michael L. Gordon
       Managing Member

AG FUNDS, L.P.
BY: AG FUNDS GP, L.P.,
        ITS GENERAL PARTNER
BY: JM FUNDS LLC,
        ITS GENERAL PARTNER

By: ________________________________
       Michael L. Gordon
       Managing Member

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
PIPER JAFFRAY & CO.
AMERICA’S GROWTH CAPITAL, LLC

By William Blair & Company, L.L.C.

By: ________________________________
                     Principal